SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14AINFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RENTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RENTECH, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 19, 2004

You are cordially invited to attend the annual meeting of shareholders of Rentech, Inc. to be held at the Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado, on Friday, March 19, 2004 at 9:00 a.m. (local time) for the following purposes:

1.	To elect two directors for terms of three years each;

2.	To vote upon a proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 shares.

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Accompanying this notice is a form of proxy, a proxy statement, and a copy of Rentech’s 2003 annual report to shareholders. The 2003 annual report to shareholders is not a part of the proxy solicitation material.

Only holders of record of the common stock of Rentech at the close of business on January 15, 2004 will be entitled to notice of and to vote at the meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors

RONALD C. BUTZ,

Secretary

Denver, Colorado

Date: January 23, 2004

YOUR VOTE IS IMPORTANT

This proxy statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2004 annual meeting of shareholders. The proxy statement and the related proxy form are being distributed on or about January 23, 2004. You can vote your shares using one of the following methods:

•	Vote through the Internet at the Website shown on the proxy card.
•	Vote by telephone using the toll-free number shown on the proxy card.
•	Complete and return a written proxy card.
•	Attend the Company’s 2004 annual meeting of shareholders and vote.

Votes submitted through the Internet or by telephone must be received by 4:00 p.m. Eastern Time, on March 18, 2004. Internet and telephone voting are available 24 hours per day. If you vote via Internet or telephone, you do not need to return a proxy card.

You are invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

1

RENTECH, INC.

1331 17th Street, Suite 720

Denver, Colorado 80202

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 19, 2004

This proxy statement is furnished to shareholders in connection with solicitation by the Board of Directors of Rentech, Inc. of proxies for use at the annual meeting of shareholders to be held at the Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado, on Friday, March 19, 2004 at 9:00 a.m., local time, and at any adjournments or postponements of the meeting.

Rentech anticipates that this proxy statement and the accompanying form of proxy will be first sent or given to shareholders on or about January 23, 2004.

VOTING SECURITIES AND VOTING RIGHTS

Only shareholders of record at the close of business on January 15, 2004 are entitled to vote at the annual meeting or any adjournments or postponements of the meeting. On that date,              shares of common stock were outstanding. Each share of common stock outstanding on that date entitles the holder to one vote on each matter submitted to a vote at the meeting. Cumulative voting is not allowed.

Shareholders may vote in person or by proxy at the annual meeting. All properly executed proxies received prior to the commencement of voting at the meeting, and which have not been revoked, will be voted in accordance with the directions given. If no specific instructions are given for a matter to be voted upon, the proxy holders will vote the shares covered by proxies received by them (i) FOR the election of the nominees to the Board of Directors, (ii) FOR the amendment to the Company’s amended and restated articles of incorporation; and (iii) in accordance with the directors’ recommendations on any other matters that may come before the meeting.

A quorum for the transaction of business at the meeting requires the presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting. If a quorum is present, the two nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting will be elected. The proposal to amend the Amended and Restated Articles of Incorporation will be approved if the votes cast in favor of the proposal constitute a majority of the outstanding shares of common stock. Any other matters submitted to a vote of the shareholders will be approved if they receive the affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote on the matter. If brokers have not received any instruction from their customers on how to vote the customer’s shares on a particular proposal, the brokers are allowed to vote on routine matters but not on non-routine proposals. The absence of votes by brokers on non-routine matters are “broker non-votes.” Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors. Abstentions and broker non-votes will have the effect of a vote against the proposal to amend the Amended and Restated Articles of Incorporation.

Any shareholder giving a proxy has the power to revoke it at any time before the meeting. It may be revoked by mailing to our principal executive offices at 1331 17th Street, Suite 720, Denver, Colorado 80202, Attn: Secretary, an instrument of revocation or a duly executed proxy bearing a later date. If you vote electronically via the Internet or telephone, a proxy may be revoked by the submission of a later electronic proxy. A proxy may also be revoked by attending the meeting and giving our Secretary a vote in person (subject to the restriction that a shareholder holding shares in street name must bring to the meeting a legal proxy from the broker, bank or other nominee holding that shareholder’s shares which confirms that shareholder’s beneficial ownership of the shares and gives the shareholder the right to vote the shares).

Rentech will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement. We will furnish copies of solicitation materials to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of our common stock held in their names. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile and personal solicitation by our directors, officers and other employees. No additional compensation will be paid to our directors, officers or other employees for these services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Rentech’s Board of Directors currently consists of six members. The board is divided into three classes of two directors each. The directors in each class are elected for three years and until the election and qualification of their successors.

Ronald C. Butz and Douglas L. Sheeran have been nominated for reelection as directors for a term of three years each. The two nominees are presently members of the Board of Directors. All other members of the Board of Directors will continue in office until the expiration of their respective terms at the 2005 or 2006 annual meetings of shareholders.

If your vote is properly submitted, it will be voted for the election of the nominees, unless contrary instructions are specified. Each nominee has consented to serve if elected. Although the Board of Directors has no reason to believe that either of the nominees will be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card will vote, unless the number of nominees or directors is reduced by the Board of Directors, for such other nominee or nominees as the Board of Directors may designate.

Information Regarding Nominees for Election to the Board of Directors:

Ronald C. Butz, Vice President—Legal, Chief Operating Officer, Secretary and Director—

Mr. Butz, age 66, has served as a director of Rentech since 1984. In October 1989, Mr. Butz was appointed vice president of Rentech, in June 1990 he was appointed secretary, and in May 1998 he became chief operating officer. From 1984 to 1989, Mr. Butz was employed as president of Capital Growth, Inc., a privately-held Colorado corporation providing investment services and venture capital consulting. From 1982 to 1983, Mr. Butz was a shareholder, vice president and chief operating officer of World Agricultural Systems, Ltd., a privately-held Colorado corporation specializing in the international marketing of commodity storage systems. From 1966 to 1982, Mr. Butz was a practicing attorney in Denver, Colorado with the firm of Grant, McHendrie, Haines and Crouse, P.C. He received a Bachelor of Science degree in Civil Engineering from Cornell University in 1961 and a Juris Doctor degree from the University of Denver in 1965.

Douglas L. Sheeran, Director—

Mr. Sheeran, age 65, has served as a director of Rentech since 1998. Since August 2002, Mr. Sheeran has been a Principal of Phoenix Group International, a search firm serving the private equity and venture capital markets. From 1986 to that date, he was managing director of FCI, Inc., a human resource consulting firm located in Shrewsbury, New Jersey which specialized in executive staffing, merger planning and organizational effectiveness. From 1973 until 1986 Mr. Sheeran was employed by Purolator Automotive Group and became Vice President, Human Resources, with responsibilities for multiple North American business units. He held a number of human resource positions of increasing scope and responsibility with Home Life Insurance Company from 1960 to 1962, Kraft Foods from 1962 to 1965, Electronic Associates Inc. from 1965 to 1968, and Celanese Corporation from 1968 to 1973. These positions covered a range of labor relations, organizational development, compensation and benefit responsibilities at both operating sites and corporate staff. He received a Bachelor of Arts degree in Industrial Psychology from Miami University, Oxford, Ohio, in 1960.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES.

Information Regarding Continuing Directors With Terms Expiring in 2005:

Dennis L. Yakobson, President, Chief Executive Officer, and Chairman of the Board—

Mr. Yakobson, age 67, is Chief Executive Officer of Rentech. He has served as a director of Rentech and chairman of the board since 1983 and is considered a founder of Rentech. He is a director of GTL Energy LTD, a private company, of Adelaide, Australia. He was employed as vice president of administration and finance of Nova Petroleum Corporation, Denver, Colorado, from 1981 to 1983. From 1979 to 1983, he served as a director and secretary of Nova Petroleum Corporation, Denver, Colorado. He resigned those positions in November 1983 to become a director and assume the presidency of Rentech. From 1976 to 1981 he served as a director, secretary and treasurer of Power Resources Corporation, Denver, a mineral exploration company, and was employed by it as vice president-land. From 1975 to 1976 he was employed by Wyoming Mineral Corporation in Denver as a contract administrator. From 1971 through 1975 he was employed by Martin Marietta Corporation, Denver, as marketing engineer in space systems. From 1969 to 1971 he was employed by Martin Marietta (now Lockheed Martin Corporation) in a similar position. From 1960 to 1969 he was employed by Grumman Aerospace Corporation, his final position with it being contract administrator with responsibility for negotiation of prime contracts with governmental agencies. He received a B.S. degree in Civil Engineering from Cornell University in 1959 and a Masters Degree in Business Administration from Adelphi University in 1963.

John P. Diesel, Director—

Mr. Diesel, age 77, has served as a director of Rentech since 1998. In 1972 he became President of Newport News Shipbuilding, a wholly-owned subsidiary of Tenneco. There for five years he was responsible for, among other projects, the design and construction of the nuclear powered aircraft carriers Nimitz class and Los Angeles class submarines. In 1977 he moved to the position of Executive Vice President of Tenneco, Inc., with responsibility for its automotive, farm and construction equipment and packaging businesses. In 1978 he became President and a director of Tenneco. Mr. Diesel was employed by McQuay-Norris Manufacturing Co. from 1951 to 1957 in the production of proximity fuses. He joined Booz Allen and Hamilton in 1957, remaining there until 1961, and being elected to the partnership in that time. Mr. Diesel joined A.O. Smith Corporation as Vice President of Planning, and held a series of manufacturing officer positions, including group vice president. During his tenure at Tenneco, and after retiring, Mr. Diesel served on numerous boards of directors. These directorships included the Aluminum Company of America, Brunswick Corp., Allied Stores, Pullman Corporation, Cooper Industries and Financial Institutions Reinsurance Group, Fansteel Inc., and Telepad Corporation. He received a Bachelor of Science degree in Industrial Engineering from Washington University in 1951. Prior to attending the university he served in the United States Navy as an aviator in the Western Pacific.

Information Regarding Continuing Directors With Terms Expiring in 2006:

John J. Ball, Director—

Mr. Ball, age 60, has served as a director of Rentech since 1998. He formed the law firm, Broadhurst & Ball, Mississauga, Ontario, and was a partner from 1975 to 1984. He subsequently formed Keyser Mason Ball, Mississauga, as a senior partner from 1984 to present. Upon his admission to the Bar he joined the firm of McMillan Binch, Toronto, as an associate from 1971 to 1975. He received a Bachelor of Education and Arts Degree from Mount Allison University in 1966 and a Bachelor of Laws Degree from Dalhousie University in 1969. He was admitted to the Nova Scotia Bar in 1970 and the Ontario Bar in 1971. He is presently a director of The Mississauga Hospital, Chair of its Bio-Ethics Committee, and was a member of the Board Merger Committee in connection with the amalgamation of The Mississauga Hospital and The Queensway Hospital. Mr. Ball is past member of the Board and Executive Committees of Mount Allison University. He is a past Chair of the Vanier Cup, which sponsors the Canadian National University Football Championship.

Erich W. Tiepel, Director—

Dr. Tiepel, age 60, has served as a director of Rentech since 1983. Dr. Tiepel has 23 years of experience in all phases of process design and development, plant management and operations for chemical processing plants. Since 1981, Dr. Tiepel has been a principal owner, president and director of Resource Technologies Group, Inc. (RTG), a privately owned company he founded. RTG is a high technology consulting organization specializing in process engineering, water treatment, hazardous waste remediation, and regulatory affairs. From 1977 to 1981 he was project manager for Wyoming Mineral Corporation, a subsidiary of Westinghouse Electric Corp., Lakewood, Colorado, where his responsibilities included management of the design, contraction and operation of ground water treatment systems for ground water cleanup programs. From 1971 to 1976 he was a principal project engineer for process research for Westinghouse Research Labs. From 1967 to 1971, he was a trainee of the National Science Foundation at the University of Florida in Gainesville, Florida. He obtained a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati in 1967, and a Ph.D. in Chemical Engineering from the University of Florida in 1971.

EXECUTIVE OFFICERS AND OTHER KEY MANAGERS

Information concerning the business experience of Mr. Butz and Mr. Yakobson, who serve as executive officers and directors of Rentech, is provided under the previous section titled “ELECTION OF DIRECTORS.”

Charles B. Benham, Vice President-Research and Development—

Dr. Benham, age 67, is a founder of Rentech and has been an officer of Rentech since its inception in 1981. He served as president until 1983 and as a director from inception until 1996. From 1977 to 1981, Dr. Benham worked at the Solar Energy Research Institute in Golden, Colorado, on thermal and chemical processes for converting agricultural crop residues to diesel fuel, on thermochemical transport of solar energy using ammonia decomposition and steam reforming of methane, and on high temperature applications of solar energy. He was employed at the Naval Weapons Center, China Lake, California, from 1958 through 1977. There, he performed research and development on thermal and chemical processes for converting municipal solid wastes to liquid hydrocarbon fuels, thermochemical analyses of solid-fueled and ramjet engines, combustor modeling, rocket motor thrust vector control, rocket motor thrust augmentation, catalyst behavior in carbon monoxide oxidation, and in liquid hydrocarbon fuels for ramjet applications. Dr. Benham has published several articles in the fields of liquid fuel production from organic waste, catalyst pellet behavior and rocket propulsion. He received a Bachelor of Science degree in Mechanical Engineering from the University of Colorado in 1958, and a Master of Science degree in Engineering in 1964 and a Ph.D. in Engineering (energy and kinetics) in 1970, both from the University of California at Los Angeles.

Mark S. Bohn, Vice President-Engineering—

Dr. Bohn, age 53, a founder of Rentech, served as a director from its organization in 1981 to June 1998. Since November 9, 1998 he has been employed by Rentech as Vice President-Engineering. He became president of Rentech Services Corporation upon its organization as a wholly-owned subsidiary in 1999. From 1978 to November 1998 he was employed by Midwest Research Institute at the Solar Energy Research Institute (now National Renewable Energy Laboratory) in Golden, Colorado. He was employed from 1976 through 1978 at the General Motors Research Laboratories in Warren, Michigan. Dr. Bohn is a registered Professional Engineer in Colorado and a Member of the American Society of Mechanical Engineers and the American Institute of Chemical Engineers. He has published numerous articles on liquid fuel production, organic waste, heat transfer, power cycles, aerodynamics, optics, acoustics, and solar thermal energy. He co-authored the textbook Principles of Heat Transfer (Brooks Cole Publishing). He received a Bachelors degree in Mechanical Engineering from Georgia Institute of Technology, Atlanta, Georgia, in 1972, and a Master of Science degree in Mechanical Engineering in 1973 and a Ph.D. in Mechanical Engineering in 1976, both from the California Institute of Technology, Pasadena, California.

Claude C. Corkadel, III, Vice President-Strategic Programs—

Mr. Corkadel, age 54, was appointed Vice President-Strategic Programs of Rentech, effective January 1, 2004. For 30 years, from 1972 to 2000, Mr. Corkadel worked for Mobil Oil Corporation in various management positions. These offices included President of Mobil Philippines, Planning Manager for Mobil Nigeria, and Global Director for Mobil’s special products business. After retiring from Mobil in January 2000, he worked with several small businesses. From April 2000 to March 2001, he was president of Nova Lending, an on-line mortgage company in Colorado Springs, Colorado. From March 2001 to December 2003, he was self-employed as an independent consultant. He consulted exclusively for Rentech starting February 2003. Mr. Corkadel is a graduate of Colorado School of Mines with a B.S. degree in Mechanical Engineering. He obtained an MBA in Finance from Drexel University in 1981.

Geoffrey S. Flagg, Chief Financial Officer—

Mr. Geoffrey S. Flagg, age 33, was appointed Chief Financial Officer of Rentech effective on January 1, 2004. Mr. Flagg is a Certified Public Accountant and has been involved in auditing and accounting of publicly traded companies since 1996. From September 1996 through June 2000, he was an Audit Associate at the national accounting firm of BDO Seidman, L.L.P. While there, he was responsible for planning, performing and managing financial statement audits for a variety of public and private companies, including the annual audit and quarterly reviews of Rentech, Inc. From June 2000 through January 2001, he was the Controller of Wholetree.com, a software development company. From January 2001 through December 2003, Mr. Flagg served as Rentech’s Corporate Controller. He received a Bachelor of Science in Accounting from the University of Colorado at Denver in 1996.

Jim D. Fletcher, President and General Manager, Petroleum Mud Logging, Inc.—

Mr. Jim D. Fletcher, age 58, has been president of Petroleum Mud Logging, Inc. since August 1999. Mr. Fletcher has been employed in the mud logging services industry since 1973. From 1995 to August 1999, Mr. Fletcher was employed by Penson Well Logging as its general manager and marketing officer. From 1988 through 1994, Mr. Fletcher worked for Petroleum Mud Logging, Inc. of Oklahoma City, as a mud logging technician. This corporation sold its assets to Rentech, Inc. in 1999, which is continuing the business. After the purchase by Rentech, Petroleum Mud Logging then named Mr. Fletcher as its general manager, and he continues in that position. From 1981 to 1988, Mr. Fletcher was employed by OFT Exploration in Oklahoma City as a well site geologist, and also worked as a consulting geologist. His first work experience was with Dresser Industries in 1973 to 1974 as a mud logger. Mr. Fletcher obtained a B.S. in Business Administration and a minor in Geology and Economics from Southwestern State College of Oklahoma in 1974.

Frank L. Livingston, President and General Manager, OKON, Inc.—

Mr. Frank L. Livingston, age 61, has served as president and general manager of OKON, Inc. since Rentech acquired that subsidiary in March 1997. Mr. Livingston joined OKON in 1975 as sales manager and was promoted to Vice President of Sales in 1984. Mr. Livingston also became a 24% owner of OKON at that time. In addition to his sales and marketing responsibilities, he was also responsible for manufacturing and research and development of new products for OKON. Mr. Livingston also served on OKON’s board of directors. Since the sale of OKON to Rentech in 1997, Mr. Livingston continues to serve on OKON’s board of directors. From 1971 to 1975 Mr. Livingston was employed by Gates Rubber Co. in Denver, Colorado as a sales and marketing manager for a specialty chemical venture start-up business within the company. He also worked as a research market analyst for the venture group. Projects of the venture group included specialty chemicals and lead-acid battery technology, as well as rubber products made by the company for off-shore oil exploration and production. He was employed by Mallinckrodt Chemical Co. from 1965 to 1971. While with it, he worked as a process research chemist and formulator prior to becoming a specialty marketing manager for the industrial chemical division. He received a Bachelor of Science Degree in Chemistry from Colorado State University in 1965.

Gary A. Roberts, President, REN Corporation—

Mr. Gary A. Roberts, age 65, has been President of REN Corporation since founding the company in 1979. Prior to starting REN, Mr. Roberts was a Research Engineer in the School of Mechanical Engineering at Oklahoma State University. As a Program Manager at the Fluid Power Research Center, he was responsible for projects to develop testing concepts and equipment for the U.S. Army and numerous industrial sponsors. Mr. Roberts was a United States delegate to ISO TC131, the International

Standards body which developed standard testing procedures for the fluid power industry. From 1963 to 1970, he served as Manager of Quality Engineering for Cessna Fluid Power Division, Hutchinson, Kansas. Mr. Roberts is a Registered Professional Engineer in California. He holds an Associate Degree in Business Administration from the Hutchinson Community College as well as Bachelor of Science and Master of Science Degrees in Engineering from Oklahoma State University.

James P. Samuels, Treasurer—

Mr. James P. Samuels, age 56, was appointed Treasurer of Rentech as of January 1, 2004. Before that date, since May 1, 1996, he served as Vice President-Finance and Chief Financial Officer of Rentech. He has executive experience in general corporate management, finance, sales and marketing, information technologies, and consulting for both large companies and development stage businesses. From December 1995 through April 1998, he provided consulting services in finance and securities law compliance to Telepad Corporation, Herndon, Virginia, a company engaged in systems solutions for field force computing. From 1991 through August 1995, Mr. Samuels served as chief financial officer, vice president-finance, treasurer and director of Top Source, Inc., Palm Beach Gardens, Florida, a development stage company engaged in developing and commercializing state-of-the-art technologies for the transportation, industrial and petrochemical markets. During that employment, he also served during 1994 and 1995 as president of a subsidiary of Top Source, Inc. From 1989 to 1991, he was vice president and general manager of the Automotive group of BML Corporation, Mississauga, Ontario, a privately-held company engaged in auto rentals, car leasing, and automotive insurance. From 1983 through 1989, Mr. Samuels was employed by Purolator Products Corporation, a large manufacturer and distributor of automotive parts. He was president of the Mississauga, Ontario branch from 1985 to 1989; a director of marketing from 1984 to 1985; and director of business development and planning during 1983 for the Rahway, New Jersey filter division headquarters of Purolator Products Corporation. From 1975 to 1983, he was employed by Bendix Automotive Group, Southfield, Michigan, a manufacturer of automotive filters, electronics and brakes. He served in various capacities, including group director for management consulting services on the corporate staff, director of market research and planning, manager of financial analysis and planning, and plant controller at its Fram Autolite division. From 1973 to 1974, he was employed by Bowmar Ali, Inc., Acton, Massachusetts, in various marketing and financial positions, and in 1974 he was managing director of its division in Wiesbaden, Germany. He received a Bachelor’s degree in Business Administration from Lowell Technological Institute in 1970, and a Master of Business Administration degree in 1972 from Suffolk University, Boston, Massachusetts. He completed an executive program in strategic market management through Harvard University in Switzerland in 1984.

There are no family relationships among the executive officers. There are no arrangements or understandings between any officer and any other person pursuant to which that officer was selected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 15, 2003 by (i) all persons who own of record or are known to the Company to beneficially own more than 5% of the issued and outstanding shares of the Company’s common stock and (ii) by each director, each director nominee, each of the executive officers named in the tables under “Executive Compensation,” and by all executive officers and directors as a group:

Directors and Executive Officers(1)(2)	Amount and Nature of Beneficial Ownership(3)	Percent of Class
John J. Ball (4)	252,000	*
Charles B. Benham	846,320	1%
Mark S. Bohn(5)	881,710	1%
Ronald C. Butz(6)	775,031	*
John P. Diesel	250,000	*
Frank L. Livingston	106,000	*
James P. Samuels	682,500	*
Douglas L. Sheeran	323,000	*
Erich W. Tiepel	635,725	*
Dennis L. Yakobson(7)	885,554	1%

All Directors and Executive Officers as a Group (10 persons)	5,637,840	6.9%

Beneficial Owners of More than 5%	Amount and Nature of Beneficial Ownership	Percent of Class
C. David Callaham(8)	5,860,661	7.1%

*Less than	1%.

(1)	Except as otherwise noted and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Rentech, Inc., 1331 17th Street, Suite 720, Denver, CO 80202.
(2)	Shares of common stock subject to options that are exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The following shares of common stock subject to stock options are included in the table: John J. Ball—100,000; Charles B. Benham—170,000; Mark S. Bohn—120,000; Ronald C. Butz—190,000; John P. Diesel—100,000; Frank L. Livingston—106,000; James P. Samuels—160,000; Douglas L. Sheeran—100,000; Erich W. Tiepel—140,000; Dennis L. Yakobson—190,000.
(3)	Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings with the Securities and Exchange Commission.
(4)	Includes 2,000 shares owned by his spouse, as to which Mr. Ball disclaims beneficial ownership.
(5)	Includes 31,187 shares owned by a trust of which Mr. Bohn is the single trustee with sole dispositive power.
(6)	Excludes 237,432 shares owned by his spouse, as to which Mr. Butz disclaims beneficial ownership.
(7)	Excludes 26,000 shares owned by his spouse, as to which Mr. Yakobson disclaims beneficial ownership.
(8)	Mr. Callaham’s address is 10804 N.E. Highway 99, Vancouver, WA 98686. This information is based on records available to us, including 1,851,111 shares underlying Rentech’s convertible promissory notes that are subject to exercise by him.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rentech’s executive officers and directors are required to file reports of ownership and changes in ownership of Rentech’s securities with the Securities and Exchange Commission as required under provisions of Section 16(a) of the Securities Exchange Act of 1934. Based solely on our review of Securities and Exchange Commission filings and amendments to those forms submitted to it, Rentech believes that during the last fiscal year all directors and executive officers have complied with the applicable filing requirements.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held four meetings during the fiscal year ended September 30, 2003. Actions were also taken during the year by the unanimous written resolutions of the directors. No director attended fewer than 75% of the meetings of the Board of Directors held during the period for which he has been a director or of the meetings of committees of the Board of Directors on which he served during the period that he served. Each director attended the annual meeting of shareholders held in 2003 and are reimbursed for their expenses incurred in attending meetings. Directors who are not employees of Rentech are not paid fees for their services. Instead, they have been granted shares of Rentech’s common stock as payment during the last fiscal year, at the rate of 25,000 shares each for a year of service as a director.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

The Audit Committee of the Board of Directors has been delegated responsibility for reviewing with the independent auditors the plans and results of the audit engagement; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors’ fees; and recommending the engagement of the auditors to the full Board of Directors. During fiscal 2003, the Audit Committee consisted of Mr. Ball, Mr. Diesel and Dr. Tiepel, all of whom are independent directors of the Company as defined by the listing standards of the American

Stock Exchange. During fiscal 2003, the Audit Committee met eight times. The Audit Committee Charter is attached as Appendix A.

Rentech has determined that a member of the Audit Committee of the Board of Directors, John P. Diesel, qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K, and that he is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

The Compensation Committee is comprised of Mr. Douglas L. Sheeran and Dr. Erich W. Tiepel. Neither of them is or has been an employee of the Company. The Compensation Committee reviews and approves executive officer compensation and stock option grants, administers the Company’s stock option plans and establishes compensation philosophy for executive officers. The committee met four times during the last fiscal year.

The Nominating Committee consists of Mr. Diesel, Mr. Ball and Mr. Sheeran. Each member of the Committee meets the independence requirements defined in the listing standards of the American Stock Exchange. The committee met one time during fiscal 2003. The Nominating Committee Charter is attached as Appendix B.

EXECUTIVE COMPENSATION

Compensation

The following tables show the compensation paid by us or any of our subsidiaries during the fiscal years indicated, to our chief executive officer and our four most highly compensated executive officers other than the chief executive officer.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards		Payouts
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary		Bonus	Other Annual Compen- sation	Restricted Stock Award(s)	Securities Underlying Options/SARs	LTIP Payouts	All Other Compen- sation
	($)			($)	($)	($)	(#)	($)	($)

Dennis L. Yakobson Chief Executive Officer(1)	2003 2002 2001	$ $ $	247,322 238,383 235,437	— — —	— — —	— — —	— 95,000 60,000	— — —	— — —

Ronald C. Butz Chief Operating Officer(2)	2003 2002 2001	$ $ $	219,218 211,294 208,683	— — —	— — —	— — —	— 95,000 60,000	— — —	— — —

Charles B. Benham Vice President Research &— Development(3)	2003 2002 2001	$ $ $	156,609 150,948 148,483	— — —	— — —	— — —	— 90,000 50,000	— — —	— — —

Mark S. Bohn Vice President— Engineering(4)	2003 2002 2001	$ $ $	156,609 150,948 147,550	— — —	— — —	— — —	— 40,000 50,000	— — —	— — —

James P. Samuels Chief Financial Officer (5)	2003 2002 2001	$ $ $	149,865 149,865 146,501	— — —	— — —	— — —	— 80,000 50,000	— — —	— — —

(1)	Of this amount, $29,061, $64,300, and $43,314, were non-funded deferred compensation as of September 30, 2003, 2002, and 2001, respectively, with a balance of non-funded deferred compensation as of September 30, 2003 and 2002 of $238,551 and $209,490, respectively. Of this amount, $28,504 was a non-funded note payable to related party with a balance of $32,082 as of September 30, 2003 including accrued interest.

(2)	Of this amount, $22,769, $54,622, and $32,936 were non-funded deferred compensation as of September 30, 2003, 2002, and 2001, respectively, with a balance of non-funded deferred compensation as of September 30, 2003 and 2002 of $179,415 and $156,646, respectively. Of this amount, $4,443 was a non-funded note payable to related party with a balance of $7,233 as of September 30, 2003 including accrued interest.
(3)	Of this amount, $0 and $17,017 were non-funded deferred compensation as of September 30, 2003 and 2002, respectively, with a balance of non-funded deferred compensation as of September 30, 2003 and 2002 of $9,996 and $22,080, respectively. Of this amount, $0 was a non-funded note payable to related party with a balance of $1,104 as of September 30, 2003 including accrued interest.
(4)	Of this amount, $0 and $17,017 were non-funded deferred compensation as of September 30, 2003 and 2002, respectively, with a balance of non-funded deferred compensation as of September 30, 2003 and 2002 of $9,996 and $22,080, respectively. Of this amount, $2,953 was a non-funded note payable to related party with a balance of $4,805 as of September 30, 2003 including accrued interest.
(5)	Of this amount, $0 and $16,985 were non-funded deferred compensation as of September 30, 2003 and 2002, respectively, with a balance of non-funded deferred compensation as of September 30, 2003 and 2002 of $0 and $8,740, respectively. Of this amount, $6,265 was a non-funded note payable to related party with a balance of $8,374 as of September 30, 2003 including accrued interest.

The following table sets forth information with respect to the named executives, concerning the exercise of options and limited SARs during the last fiscal year and unexercised options and limited SARs held as of the end of the last fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values:

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#) Exercisable/ Unexercisable		Value of Unexercised In-the-Money Options/SARs at FY-End Exercisable/ Unexercisable ($)
Dennis L. Yakobson	20,000	$0	190,000	(1)	$85,800
Ronald C. Butz	20,000	$0	190,000	(1)	85,800
Charles B. Benham	20,000	$0	170,000	(1)	79,200
Mark S. Bohn	20,000	$0	120,000	(1)	46,200
James P. Samuels	20,000	$0	160,000	(1)	72,600

(1)	Exercisable.

The following table provides information as of September 30, 2003 with respect to our compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,171,000	$0.68	567,000
Equity compensation plans not approved by security holders(1)(2)(3)	3,656,766	$3.12	0

Total	4,827,766	$2.53	430,000

(1) Includes stock options to purchase 517,000 shares of common stock issued as compensation to employees pursuant to individual grants that were approved by the Board of Directors. These options may be exercised for terms of five years from the dates of the grants. The exercise prices payable in cash upon exercise of the options are the market value of our stock on the day of the respective grants.

(2) Includes 3,139,766 shares of common stock underlying warrants issued to consultants pursuant to individual compensation arrangements. These warrants have expiration dates ranging between one and five years from the dates of the grants. The exercise prices of these warrants range between $0.41 and $5.00 per share, and are not based on the market value of our stock on the day of the respective grants.

Employment Contracts

Executive officers generally are elected at the annual director meeting immediately following the annual shareholder meeting. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment our best interests will be served thereby, without prejudice to contractual rights, if any, of the person so removed.

We have entered into employment agreements with the executive officers identified in the preceding table. These agreements provide for annual base salaries which may be increased by us from time to time, with annual cost of living increases. In addition, each employment agreement entitles the employee to participate in employee benefit plans that we may from time to time offer to our employees.

Each agreement is for an initial term of three years. Upon the expiration of each year, the term is extended for one year, unless either we or the employee elect not to extend the term, so that a three-year term remains in effect, unless one party has rejected the extension. Under each agreement, employment may be terminated as follows:

• by us upon the employee’s death, disability or cause;

• by the employee if the employee’s annual salary is decreased; the employee is relocated without consent; we have breached the employment agreement; we have purported to terminate the employee without giving reasonable notice of the basis; or upon disability.

If employment is terminated by reason of death, we will continue to pay salary monthly for 12 months, or if for disability, we will pay an amount equal to the employee’s annual salary upon termination. If we wrongfully terminate the employee’s employment, we are required to pay severance pay in a lump sum equal to three times the annual salary, and other damages resulting from our breach, including those for loss of employee benefits during the remaining term of the agreement.

By each agreement, the employee is prohibited from disclosing to third parties, directly or indirectly, our trade secrets, either during or after the employee’s employment with our company, other than as required in the performance of the employee’s duties while employed by us. The agreement also provides that the employee will not have or claim any right, title or interest in any invention owned by us. The employee also agrees to irrevocably assign to us all of the employee’s right, title and interest in and to any and all inventions and concepts made, or conceived by the employee during his or her period of employment with us and which related to our business, whether or not developed on the employee’s own time. Each employee further agrees that during the period of employment with us and for a period of three years following the termination of employment, the employee will not compete with us, and for a period of one year, not to solicit our business customers or employees to discontinue or change their relationship with us.

Our success with our technology and in implementing our business plan to develop advanced technology businesses are both substantially dependent upon the contributions of our executive officers, scientists and key employees. At this stage of our development, economic success of the Rentech GTL Technology depends upon design of conversion plants and their startup to achieve optimal plant operations. That effort and growth of our subsidiary businesses requires knowledge, skills, and relationships unique to our key personnel. Moreover, to successfully compete with our Rentech GTL Technology and other technologies, we will be required to engage in continuous research and development regarding processes, products, markets and costs. Loss of the services of the executive officers or other key employees could have a material adverse effect on our business, operating results and financial condition. We do not have key man life insurance. We believe our employment contracts with our key personnel will be extended.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee was composed of two independent, non-employee directors of the Company during the 2003 fiscal year. Neither of the members were former employees of the Company. During fiscal 2003, the Compensation Committee members were Douglas L. Sheeran and Dr. Erich W. Tiepel. The Compensation Committee’s primary function is to review and recommend salary levels, bonus plans, and stock option grants to executive officers. During fiscal 2003, the Compensation Committee met four times.

The overall intent for executive compensation is to establish levels of compensation that are adequate to encourage high levels of individual performance for the benefit of the Company, and that are sufficiently competitive to attract and retain executives with the skills and experience appropriate for the success of the Company. The principal components of executive compensation include cash salaries and stock options. The Compensation Committee considers job performance, responsibilities, experience, contribution to the Company’s objectives, the goal of achieving positive earnings, and internal pay equity among the executive officers and employees in general. These factors are considered subjectively in the aggregate, and none of the factors is accorded a specific weight.

The compensation of the Chief Executive Officer is based on the responsibilities that the position requires, the nature of the position, the expertise of that employee in our primary field of business, and the cash requirements of the Company.

COMPENSATION COMMITTEE

Douglas L. Sheeran

Dr. Erich W. Tiepel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Mr. Sheeran and Dr. Tiepel. No member of the Compensation Committee has at any time been an officer or employee of our company. None of our executive officers serves as a member of the compensation committee or board of directors of any other entity that has an executive officer serving as a member of our board of directors or Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed entirely of independent directors, as independence is defined by the listing standards of the American Stock Exchange. The Audit Committee assists the Board of Directors with overseeing the accounting and financial reporting processes of Rentech and the audits of the financial statements of the Company.

In fulfilling its responsibilities during the past fiscal year, the committee:

•	Discussed with the independent accountants, among other issues, the matters to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committee);

•	Received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and discussed with the independent auditors their independence;

•	Discussed the overall audit process and reviewed related reports;

•	Involved the independent accountants in the committee’s review of Rentech’s financial statements and related reports with management;

•	Provided independent accountants the full access to the committee and the Board, to report on appropriate matters;

•	Discussed with the independent accountants matters required to be reviewed by generally accepted auditing standards;

•	Assessed the competence and qualification of Ehrhardt Keefe Steiner & Hottman P.C. to serve as Rentech’s auditors; and

•	Reviewed and discussed the audited financial statements with Rentech’s management.

In addition, the committee considered the quality and adequacy of Rentech’s internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the committee determined appropriate.

Based on these reviews and discussions, the committee recommended to the Board of Directors, and the Board has approved, the Annual Report on Form 10-K for the fiscal year ended September 30, 2003. Subsequent to such recommendation, the Board has approved inclusion of the audited financial statements in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The report and opinion of Ehrhardt Keefe Steiner & Hottman P.C. are filed separately in Rentech’s Annual Report on Form 10-K and should be read in conjunction with the information contained in this section of the Proxy Statement and the review of the audited financial statements.

AUDIT COMMITTEE

John J. Ball

John P. Diesel

Dr. Erich W. Tiepel

In accordance with the rules and regulations of the SEC, neither the report of the Audit Committee, the Compensation Committee, nor the performance graph appearing in this Proxy Statement will be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

NOMINATING COMMITTEE REPORT AND SHAREHOLDER COMMUNICATIONS

The functions of the Nominating Committee are stated in the charter of the committee. The charter is attached as Appendix B.

The committee’s policy is to identify and consider candidates for election as directors, including candidates recommended by our security holders. To submit recommendations to the Board of Directors with suggestions for election, or to send communications to the Board about other corporate matters, security holders may write to the Chairman of the Board or to any one or more individual directors at our address given on the first page of this Proxy Statement.

In considering suggestions for nominations, the committee will review the composition of the Board of Directors in relation to the efforts of Rentech to maintain effective corporate governance practices. The committee will consider Rentech’s business plan, the perspective of its security holders, and applicable regulations regarding the duties and qualifications of directors. In consultation with the Chairman of the Board, the committee will evaluate candidates against the qualifications that the committee expects to develop, conduct appropriate verifications of the background of candidates, interview selected candidates, identify potential conflicts of interest, and present the candidates who have been suggested to the full Board of Directors, with the committee’s recommendations for nominations. To be considered by the Nominating Committee, suggestions by security holders must be submitted before Rentech’s fiscal year-end, and must be accompanied by a description of the qualifications of the proposed candidate and a written statement by the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. The committee may require that the proposed nominee furnish other information as it may reasonably request to assist in determining the qualifications of the proposed nominee to serve as a director. Persons who are asserting claims against Rentech in judicial or other proceedings for amounts in excess of ten percent of the consolidated current assets of Rentech are not eligible for election, This restriction on eligibility is removed after the action or proceeding is finally resolved.

Stock Performance Chart

The following chart compares the yearly percentage change in the cumulative shareholder return on our common stock from October 1998 to the end of the fiscal year ended September 30, 2003 with the cumulative total return on the AMEX Major Market Index and the Dow Jones US Oil Drilling, Equipment & Services Index, a published line-of-business index. The comparison assumes $100 was invested on September 30, 1998 in our common stock and in each of the foregoing indices and assumes dividends, if any, were reinvested.

Total Return Analysis	9/30/1998	9/30/1999	9/30/2000	9/30/2001	9/30/2002	9/30/2003
Rentech, Inc.	$100.00	$54.95	$207.68	$68.13	$63.73	$72.53
DJ US Oil Drilling, Equipment & Services	$100.00	$128.43	$187.20	$90.06	$91.60	$91.77
AMEX Major Market	$100.00	$125.54	$120.57	$109.04	$97.26	$110.26

PROPOSAL NO. 2

AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has adopted and recommended that the shareholders approve an amendment to the Company’s amended and restated articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 shares. The proposed amendment would change Section 4.1 only by increasing the number of authorized shares of common stock as shown in italics in the following restatement of Section 4.1:

“4.1. The amount of authorized capital stock of this corporation is 150,000,000 shares of common stock, each share having $.01 par value, and 1,000,000 shares of preferred stock, each share having $10.00 par value. All shares when issued shall be fully paid and nonassessable, the private property of shareholders, and shall not be liable for corporate debts. The Board of Directors shall have the authority to divide shares of preferred stock into series and, within the limitations provided by law, to fix and determine the relative rights and preferences of the shares of any series so established, including the right to redeem all or any part of the outstanding preferred stock upon such terms as may have been established upon its issuance.”

If adopted, the amendment would become effective upon the filing of articles of amendment with the Colorado Secretary of State. This would occur as soon as practical following the meeting.

Purpose and Effect of the Proposed Amendment

The purpose and effect of the proposed amendment is to authorize 150,000,000 shares of common stock to be issued, instead of the 100,000,000 shares now authorized. The amendment will not change other provisions of Section 4.1, increase the number of shares of authorized preferred stock, the provisions governing issuance of the preferred stock or other provisions of the section. The relative rights and limitations of the common stock would remain unchanged. Neither common stock, nor the preferred stock that could be issued by the Board of Directors, has or would have preemptive rights. Cumulative voting is not and would not be permitted in the election of directors.

The number of shares of Rentech’s outstanding common stock and common stock reserved for issuance under its derivative securities is approaching the maximum 100,000,000 shares of common stock authorized to be issued by the amended and restated articles of incorporation. As of December 15, 2003, Rentech had issued 82,053,677 shares of its common stock. It had also issued convertible promissory notes, stock purchase warrants, and stock options that may be converted into an additional 16,750,846 shares of common stock. The total of these issued and reserved shares comprises 98,804,523 shares of the 100,000,000 shares authorized to be issued.

Rentech has historically obtained capital for financing its working capital needs by private placements of shares of its common stock or convertible promissory notes and stock purchase warrants convertible into shares of common stock. Since its organization in 1981, the Company’s revenues from operations have not been adequate to fund its operating expenses. The Company believes that it will need to rely upon additional private placements of its common stock and securities convertible into common stock to obtain working capital until it is able to operate at a profit, which the Company has not demonstrated it can accomplish. The Board of Directors believes that failure of the shareholders to approve the proposed amendment would adversely affect Rentech’s financing capabilities, its financial condition, and its ability to continue operations at the present level.

Rentech believes that the financing that could be provided through authorization and private placements of additional shares of common stock is important to the economic viability of Rentech. The Board of Directors also believes that it is prudent to have additional shares of common stock available for general corporate purposes. In addition to equity financings, these could include acquisitions of equity interests in potential projects for use of Rentech’s gas-to-liquids technology or in other business interests, stock dividends, stock splits or other recapitalizations, grants of stock as compensation, stock options and issuance of securities convertible into common stock.

Rentech has no specific plans to issue any of the additional shares of common stock that the proposed amendment would authorize. Because Rentech believes it will be necessary to issue additional shares, it has considered the general terms on which it might sell shares or grant stock options or warrants that could be exercised for shares. Rentech has considered making private placements of stock options at the average market price of the stock, weighted by volume, for the 30 trading days preceding an exercise of the stock option, less a ten percent discount. Rentech does not know whether it could obtain those terms and other terms, which the Board of Directors considers favorable to Rentech. If not, Rentech expects it would have to offer its stock at lower prices in order to fund its working capital requirements. If Rentech could obtain the terms it has considered, the proceeds of any private placement would likely be reduced by placement expenses. These costs would probably amount to ten percent or more of the proceeds.

The Board is authorized to issue shares of stock for consideration it deems adequate and as may be permitted by law. If the Board of Directors deems it to be in the best interests of Rentech and the shareholders to issue additional shares of common stock in the future from authorized shares, it will generally not seek further authorization by vote of the shareholders, unless authorization is otherwise required by law or regulations. Shareholders of Rentech have no preemptive right to acquire additional shares of common stock. This means that current shareholders do not have a right to purchase any new issue of shares of common stock in order to maintain their proportionate ownership interests in the Company.

To the extent that additional authorized shares are issued in the future, they will decrease the existing shareholders’ percentage equity ownership. Also, depending upon the price at which shares might be issued, they could have a dilutive effect upon earnings per share and on the voting power of existing shareholders, among other impacts. They could also reduce the amounts available on liquidation of the Company, if that should occur.

The increase in the authorized number of shares of common stock could have an anti-takeover effect. The Board of Directors’ ability to issue additional shares in the future could dilute the voting power of a person seeking control of Rentech. That possibility could deter or make more difficult a merger, tender offer, proxy contest or other extraordinary corporate transaction opposed by the Board of Directors. Neither the Board of Directors nor the Company’s management know of any current efforts to obtain control of Rentech by anyone.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE PROPOSAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 to 150,000,000.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has selected Ehrhardt Keefe Steiner & Hottman P.C., as our independent certified public accountants for fiscal year 2003 and the current fiscal year. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in Rentech nor any connection with Rentech in any capacity otherwise than as independent accountants.

A representative of Ehrhardt Keefe Steiner & Hottman P.C. is expected to be present at the annual meeting of shareholders to answer appropriate questions and will be afforded an opportunity to make a statement regarding the financial statements.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees.

The aggregate fees billed by Ehrhardt Keefe Steiner & Hottman P.C. for professional services rendered for the audit of Rentech’s consolidated financial statements for the fiscal year ended September 30, 2003, including reviews of its financial statements included in Rentech’s Quarterly Reports on Form 10-Q, assistance with Securities Act filings and related matters, and consultations on financial accounting reporting standards arising during the course of the audit or reviews for that fiscal year were $108,576. The aggregate fees billed by Ehrhardt Keefe Steiner & Hottman P.C. for professional services rendered for the audit of Rentech’s consolidated financial statements for the fiscal year ended September 30, 2002, and for reviews of the financial statements included in Rentech’s Quarterly Reports on Form 10-Q, and consultations on financial accounting and reporting standards arising during the course of the audit for that fiscal year were $68,877.

Audit-Related Fees

Audit related fees include billings for assurance and related services that are reasonably related to the performance of the audit or review of Rentech’s financial statements, and are not reported as Audit Fees. No such fees were billed for the fiscal years ended September 30, 2003 and 2002.

Tax Fees

The aggregate fees billed by Ehrhardt Keefe Steiner & Hottman P.C. for professional services rendered for tax compliance, tax advice, and tax planning were $29,782 for the fiscal year ended September 30, 2003 and $22,645 for the fiscal year ended September 20, 2002. These services consisted of assistance in the preparation of federal and state income tax filings, federal and state tax examination assistance, and other tax planning consultations.

All Other Fees

There were no other fees billed by Ehrhardt Keefe Steiner & Hottman P.C. for services rendered to Rentech other than the services described above.

The Audit Committee’s policy as to all engagements of the principal accountants is to collect detailed information before the engagement is made about the specific services that would be provided. With that information and related information, the committee decides whether, in its judgment, the independence of the principal accountant would be impaired by the proposed engagement. If so, the committee’s policy is to reject the proposed engagement. None of the fees previously described in this item in this report were approved by the Audit Committee through waiver of its pre-approval policy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2003, in exchange for loans made to us by C. David Callaham, a shareholder, we issued three convertible promissory notes to him. The notes were issued in the principal amounts of $200,000, $750,000 and $615,000. Interest was due on two of the notes at the rate of nine percent per year and at the rate of ten percent per year on the third note. During fiscal 2003, we paid interest on the notes to Mr. Callaham in the total amount of $2,441, and issued 1,681,872 shares of our common stock to him upon conversion of the balance of one of the notes plus accrued interest into our common stock. The remaining balance due on the notes is $512,625 as of September 30, 2003. The notes could now be converted into 1,851,111 shares of our stock.

CODE OF ETHICS

Rentech has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of ethics is filed as an exhibit to Rentech’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the annual meeting of shareholders held in 2004 must be received by Rentech’s corporate secretary on or before September 24, 2004, in order to be eligible for inclusion in Rentech’s proxy statement and form of proxy; provided, however, if the 2005 annual meeting of shareholders is scheduled to take place on a date more than 30 days before or after the anniversary date of the 2004 annual meeting of shareholders. Shareholder proposals may be received on the later of (i) 120 days prior to the date when Rentech first mails to shareholders its proxy statement for the meeting, or (ii) the 15th day following the day on which the public announcement of the date of the meeting is first made by Rentech. In addition, shareholder proposals intended to be considered at the 2005 annual meeting of shareholders, but not included in Rentech’s proxy materials for that meeting, will be considered untimely if not received by Rentech at the previously given address by the date described above. To be included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

OTHER BUSINESS

Management does not know of any other matters to be brought before the annual meeting. If any other business items not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with the directors’ recommendations on those matters.

By Order of the Board of Directors,

January 23, 2004	RONALD C. BUTZ
Secretary

Appendix A

RENTECH, INC.

AUDIT COMMITTEE CHARTER

Purpose. The purpose of the Audit Committee of the Board of Directors is to assist the Board’s oversight of:

•	the integrity of the Company’s financial statements;
•	the adequacy of the Company’s internal controls for financial reporting;
•	the independent auditor’s qualifications and independence; and
•	the performance of the Company’s independent auditor.

Structure and Membership.

1. Number and Independence. The Audit Committee shall consist of at least three members of the Board of Directors. Except as otherwise permitted by the applicable requirements of the American Stock Exchange and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be “independent” as defined by those rules and the Act.

2. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from the committee, with or without cause. Unless the Board of Directors designates a chairman of the Audit Committee, the committee will elect a chairman by majority vote.

3. Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of appointment to the Audit Committee. At least one member of the Audit Committee shall be a “financial expert” (as defined by applicable AMEX® and SEC rules) or the Company will disclose in its annual report the absence of a financial expert and the reasons why.

4. Compensation. No member of the Audit Committee may receive any compensation from the Company other than in a capacity as a member of the board or a board committee, including the Audit Committee. This prohibition extends to payments to family members sharing a home with a member, and to payments to an entity in which the member is a partner, member, officer or has a similar position and which provides accounting, consulting, legal, investment banking, or other financial advisory services to the Company or any subsidiary.

Authority and Responsibilities. The Audit Committee will discharge its responsibilities, and will assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. The authority and responsibilities set forth in this charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditor.

1. Selection and Compensation of Auditor. The Audit Committee shall be directly responsible for appointment, compensation, retention and oversight of the work of the independent auditor.

2. Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standard Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

1

3. Pre-approval of Services. The Audit Committee shall preapprove all audit services, which may entail providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimum non-audit services as defined by the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder)) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

4. Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

•	critical accounting policies and practices;
•	alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and
•	other material written communications between the independent auditor and Company management.

Review of Audited Financial Statements.

1. Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the scope and general extent of the independent auditor’s annual audit, and the Company’s audited financial statements. This will include the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) requires discussion.

2. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

3. Audit Committee Report. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of shareholders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report of the Audit Committee described in Item 306 of Regulation S-K.

Independent Auditor Review of Interim Financial Statements. The Audit Committee will direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information that are required to be discussed by the applicable provisions of the Statement on Auditing Standards.

Controls and Procedures.

1. Coordination of Controls. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal accounting controls and the Company’s code of ethics, including conflicts of interest. The committee will receive and review reports provided by the Company on these issues.

2. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3. Related-Party Transactions. The Audit Committee will review all related party transactions. All such transactions must be approved by the Audit Committee.

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4. Additional Duties. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

Procedures and Administration.

1. Meetings. The Audit Committee shall hold meetings on at least a quarterly basis. Committee members will strive to be present at all meetings, either in person or by telephone communications. The Audit Committee shall keep such records of its meetings as it deems appropriate.

2. Reports to Board. The Audit Committee will report regularly to the Board of Directors.

3. Charter. At least annually, the Audit Committee will review and reassess the adequacy of its charter and recommend any proposed changes to the Board for approval.

4. Independent Advisors. The Audit Committee shall have the authority to engage and determine funding for independent legal, accounting and other advisors that it deems necessary or appropriate to carry out its responsibilities. These independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

5. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

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Appendix B

RENTECH, INC.

NOMINATING COMMITTEE CHARTER

1. Responsibility. The Nominating Committee is responsible for providing assistance to the Board of Directors and Chairman in membership selection. The Committee will make recommendations to the full Board of potential candidates for membership.

2. Purpose. The Nominating Committee, in consultation with the Chairman, will review the Board’s composition and requirements, solicit and evaluate candidates and make recommendations to the full Board for its action. Specifically, the Committee will identify and make recommendations to the Board on individuals qualified to serve on the Board of Directors. In the discharge of its responsibilities, the Committee shall comply with the following:

3. Qualifications and Composition.

3.1	The members of the Committee will be familiar with Rentech’s strategic plan, shareholders’ perspective, and regulations regarding duties and qualifications of directors.

3.2	Insiders or interlocking directors will not be eligible for membership on the Committee.

3.3	The Committee will be composed of a minimum of two independent directors.

4. Duties. In consultation with the Chairman of the Board, the Committee will:

4.1	Establish the Board’s criteria for the selection of new directors, including minimum qualifications of candidates;

4.2	Accept suggestions from both internal and external sources, including shareholders, of potential Board candidates;

4.3	Evaluate candidates against the selection criteria;

4.4	Conduct appropriate verifications and identify any potential conflicts of interest;

4.5	Present all suggested candidates to the Board with their recommendations for their review and vote;

4.6	Subsequent to the vote of the Board, recommend to the shareholders a slate of candidates at elections of directors;

4.7	Review the size and composition of the Board, committee structure and assignments, meeting frequency and schedule;

4.8	Lead the Board in an annual review of the full Board and performance of individual Board members.

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PROXY	Rentech Inc.	PROXY

Annual Meeting of Shareholders—March 19, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Rentech, Inc., a Colorado corporation, hereby acknowledge(s) receipt of the Proxy Statement dated January 23, 2004, and hereby appoint(s) Linda Kansorka or Mark Koenig, and either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Shareholders of Rentech, Inc., to be held March 19, 2004 at 9:00 a.m., Mountain Standard time, at Courtyard by Marriott, Cosmopolitan Room, 935 16th Street, Denver, Colorado, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the recommendations of the Board of Directors indicated on the reverse side, and according to the discretion of the Board of Directors for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN AND DATE THIS PROXY AND VOTE

BY ONE OF THE METHODS DESCRIBED ON THE REVERSE SIDE.

(Continued, and to be signed and dated, on the reverse side)

RENTECH, INC.

1331 17TH STREET, SUITE 720

DENVER, COLORADO 80202

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the Website. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL –

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rentech, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

IF MAILED, THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RENTECH, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	ELECTION OF DIRECTORS (for terms described in the proxy statement):	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below

Nominees: 1) Ronald C. Butz 2) Douglas L. Sheeran

2.	Approval of amendment to Amended and Restated Articles of Incorporation to Increase Authorized Shares of Common Stock				For ☐	Against ☐	Abstain ☐

3.	In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature                                          Date                                      Signature (Joint Owners)                                                               Date